THIRTEENTH AMENDMENT
TO HENDERSON GLOBAL
FUNDS DISTRIBUTION
AGREEMENT

This Thirteenth Amendment (the “Amendment”) to the Distribution Agreement dated as of March 31, 2009, as amended from time to time (the “Distribution Agreement”), by and between Henderson Global Funds (the “Trust”), with respect to each series of the Trust (each, a  “Fund” and collectively, the “Funds”), and Foreside Fund Services, LLC (“Foreside”) is entered into as of December 16, 2015 and is effective as of such date, with the exception of the new class of shares of beneficial interest (“Class IS”) of Henderson International Opportunities Fund, as to which this Amendment shall be effective upon the effectiveness of the Post-Effective Amendment to the Trust’s Registration Statement on Form N-1A.

WHEREAS, the Trust and Foreside desire to amend Appendix A to the Distribution Agreement (“Appendix A”) to reflect, with respect to each Fund, the elimination of Class B shares and the addition of Class R6 shares; and

WHEREAS, the Trust and Foreside further desire to amend Appendix A to reflect the addition of Class IS shares with respect to Henderson International Opportunities Fund; and

WHEREAS, pursuant to Section 16(b) of the Distribution Agreement all amendments are required to be in writing and executed by the parties hereto;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and Foreside hereby agree as follows:

1.   Capitalized terms not otherwise defined herein shall have the meanings set forth in the Distribution Agreement.

2.   Appendix A is amended and restated as provided on Exhibit A attached hereto.

3.   This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

4.   Except as expressly amended hereby, all of the provisions of the Distribution Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

(Signature Page Follows)

(Signature Page –Amendment to Distribution Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the date first written above.

FORESIDE FUND SERVICES, LLC	HENDERSON GLOBAL FUNDS
By:_/s/ Mark A. Fairbanks	By: /s/ Troy M. Statczar
Mark A. Fairbanks, President	Troy M. Statczar, Treasurer

DISTRIBUTION AGREEMENT

Appendix A
As of December 16, 2015

Funds of the Trust	Classes of the Trust	Distribution Fees Payable to Foreside*	Shareholder Service Fees Payable to Foreside*
Henderson European Focus Fund	A C I R6	0.25% 0.75% None None	None 0.25% None None
Henderson Global Technology Fund	A C I R6	0.25% 0.75% None None	None 0.25% None None
Henderson International Opportunities Fund	A C R I IS R6	0.25% 0.75% 0.50% None 0.05% None	None 0.25% None None None None
Henderson Strategic Income Fund	A C I R6	0.25% 0.75% None None	None 0.25% None None
Henderson Global Equity Income Fund	A C I R6	0.25% 0.75% None None	None 0.25% None None
Henderson Emerging Markets Opportunities Fund	A C I R6	0.25% 0.75% None None	None 0.25% None None
Henderson All Asset Fund	A C I R6	0.25% 0.75% None None	None 0.25% None None
Henderson Dividend & Income Builder Fund	A C I R6	0.25% 0.75% None None	None 0.25% None None
Henderson High Yield Opportunities Fund	A C I R6	0.25% 0.75% None None	None 0.25% None None
Henderson Unconstrained Bond Fund	A C I R6	0.25% 0.75% None None	None 0.25% None None

CHICAGO/#2782777.3

Funds of the Trust	Classes of the Trust	Distribution Fees Payable to Foreside*	Shareholder Service Fees Payable to Foreside*
Henderson US Growth Opportunities Fund	A C I R6	0.25% 0.75% None None	None 0.25% None None
Henderson International Long/Short Equity Fund	A C I R6	0.25% 0.75% None None	None 0.25% None None
Henderson International Select Equity Fund	A C I R6	0.25% 0.75% None None	None 0.25% None None